EXHIBIT 23


         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 pertaining to the Plan for Consulting services of DUCT Utility Construction & Technologies, Inc. (formerly ProCare Industries, Ltd.), and to the incorporation by reference therein of our report dated March 25, 2001, with respect to the financial statements of DUCT Utility Construction & Technologies, Inc. (formerly ProCare Industries, Ltd.) as of December 31, 2000 and for the year then ended included in the Form 10-KSB filed on April 10, 2001 with the Securities and Exchange Commission.



                                             /S/ ROBISON, HILL & CO.
                                             ---------------------------------
                                             Certified Public Accountants

Salt Lake City, Utah
August 15, 2001